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                                                                    EXHIBIT 10.1
                                                                    ------------

                             FIRST AMENDMENT TO THE
                          CAREER EDUCATION CORPORATION
                       1998 EMPLOYEE STOCK PURCHASE PLAN

     WHEREAS, Career Education Corporation (the "Corporation") has established and maintains the Career Education Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective as of April 1, 1998; and

     WHEREAS, the Corporation has determined that it desires to amend the Stock Purchase Plan to treat part-time employees of the Corporation as employees eligible to participate in the Stock Purchase Plan;

     NOW, THEREFORE, BE IT RESOLVED that, pursuant to the power and authority reserved to the Corporation by Section 17 of the Stock Purchase Plan, and pursuant to the authority delegated to the Committee, as defined in the Stock Purchase Plan, the Stock Purchase Plan be and is hereby amended effective April 1, 1998, unless otherwise specified herein, in the following particulars:

     Section 2 is amended by deleting its first paragraph and replacing it with the following:

          "All employees of the Corporation (and its parent (if any) and subsidiaries) on the date of any Offering (as hereinafter described) shall be eligible to participate in the Plan, except that the following classes of employees shall not be eligible:

          (a) employees who would, immediately after the grant of an option under the Plan, own Corporation stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation (or its parent or subsidiaries);

          (b)  members of the Committee."

     Except as provided herein, the Stock Purchase Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed this 1st day of April, 1998.

                              CAREER EDUCATION CORPORATION


                              By:   /s/ WILLIAM A. KLETTKE
                                    ----------------------
                                    William A. Klettke
                                    Vice President and Chief Financial Officer